Exhibit 10.1

Executive Employment Agreement

This Employment Agreement (“Agreement”) is entered into as of September 7, 2006 (the “Effective Date”), between Intelligroup, Inc. (the “Company”) and Alok Bajpai (the “Executive”). The purpose of the Agreement will be to memorialize the terms and conditions of employment for the Executive.

NOW THEREFORE, in consideration of the mutual promises contained in the Agreement and for other good and valuable consideration, the sufficiency of which is hereby agreed, the Company and the Executive agree as follows:

1. Employment.

The Company agrees to employ and engage the services of the Executive as the Company’s Chief Financial Officer and Treasurer or in such other position as the Board of Directors or its committees (the “Board”) may determine from time to time and the Executive agrees to serve the Company in such capacity. Executive shall report directly to the Company’s Chief Executive Officer.

2. Term of Agreement.

The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement for a period of two (2) years from the date of this Agreement.  Executive is employed at will by the Company, meaning that either the Executive or the Company may terminate the employment relationship at any time, with or without cause subject to the terms of this Agreement.

3. General Employment Terms.

The Executive shall devote normal business hours and be available to discuss the business and affairs of the Company five days per week.  The Executive shall further use his best efforts to promote the interests of the Company, and perform faithfully and efficiently the responsibilities assigned to him.  While employed by Company, Executive shall not engage in other employment, except with the prior written consent of the Company, which must be given in writing by an Officer of the Company.

4. Compensation.

4.1 Base Salary. Executive shall receive an annual base salary equivalent of INR 50,00,000.  The Base Salary shall be payable in cash, subject to applicable withholdings, in accordance with the current payroll policies of the Company.

4.2 Incentive Compensation Bonus. The Executive will be eligible to participate in the Company’s Executive Incentive Plan approved by the Board, pursuant to the terms and conditions of such plan. The Executive shall be eligible under such plan for an annual bonus equivalent to fifty percent (50%) of the Executive’s annual base salary which currently amounts to INR 25,00,000.  If and to the extent obtained, such bonus shall be pro-rated for FY2006.  The details of this plan will be documented within the first 30 days of Executive’s employment and will include a combination of mutually agreed upon financial, operational, and organizational objectives.

4.3 Executive Benefits. In addition, the Executive shall be eligible for all Executive benefits offered to the Company’s Executives. In particular, the Executive will be entitled to the following benefits:

                    (a)      Vacation and Sick Leave. The Executive shall be eligible to participate in the Intelligroup Asia Pvt., Ltd.’s standard vacation and sick leave benefit plan and the number of vacation days afforded to Executive under the terms of the plan shall be:  1)  five (5) days of casual leave, 2)twenty (20) days of privileged leave and 3) five (5) days of sick leave per year.

                    (b)      Business Expense Reimbursement. The Executive shall receive reimbursement of all legitimate and reasonable business expenses incurred by the Executive on behalf of the Company pursuant to the written policies of the Company in this regard.

                    (c)      Retirement Plan. The Executive is eligible to participate in the Provident Fund retirement benefit plan made available to the Executives of the Company pursuant to the terms and conditions of such plan.

                    (d)      Insurance Plans. The Executive is eligible to participate in the life, health, dental, short and long-term disability plans made available to the Executives of the Company pursuant to the terms and conditions of such plans.

                    (e)      Changes to Executive Benefit Plans. Nothing in this Agreement shall prevent the Company from changing, modifying, amending or terminating the Executive benefit plans of the Company so as to eliminate, reduce or otherwise change any benefits payable under this Agreement.

                    (f)      Indemnification. Executive will be a party to any standard indemnification agreement for the Company’s executive officers that may be adopted by the Company and any revisions which may be adopted from time to time.

5. Stock Options.

The Executive will be eligible for an initial stock option grant of 200,000 options (“Options”) with an effective date as of the Effective Date of this Agreement.  The Options will be priced at Fair Market Value (as defined in the Company’s 2004 Equity Incentive Award Plan) on the date of grant.  The Options will vest in equal quarterly installments over four (4) years.  The Options shall be governed by the terms and conditions of the Company stock option plan under which the grant is made as well as the standard Stock Option Agreement which must be signed by the Executive and the Company prior to such grants being effective. To the extent that there are any conflicts between this agreement and the Company’s Stock Option Agreement, those specific terms will be superseded by those in this agreement.  The Executive shall have access to the Stock Option Agreement.

6. Change of Control.

Notwithstanding the foregoing, at the effective time of a pending “Change in Control”, the vesting of your options shall be accelerated by twelve months, effective as of the effective time of such “Change in Control”.  Further, should the Company terminate your employment in connection with such “Change in Control,” all of the remaining option shares, to the extent not vested and exercisable, shall become fully vested and exercisable, effective as of the effective time of such “Change in Control.”  “Change in Control” shall mean (i) a merger, acquisition, sale of voting control or other business combination such that the shareholders of the Company who hold shares on the date of this Agreement no longer hold more than 49% of the voting power following completion of such transaction or, in case of a merger or other business combination, more than 49% of the voting power of the acquiring or surviving corporation and/or (ii) the sale of all or substantially all of the assets of the Company.

7. Termination.

7.1 Cause. For purposes of the Agreement, “Cause” shall mean (A) any act of dishonesty or knowing and willful breach of fiduciary duty by the Executive; (B) commission of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation of the Company or any conduct which is in violation of the Company’s policies; (C) any material breach of any provision of the Agreement, or any other agreements between the Executive and Company, by the Executive; (D) insubordination or refusal to perform assigned duties consistent with duties of the Executive’s position or to comply with the reasonable directions of the Chief Executive Officer or the Board; or (E) any dereliction of duties or recklessness in the performance of duties. If the Executive’s employment is terminated for Cause, the Executive shall be paid his full accrued Base Salary through the date of termination at the rate in effect at the time of such termination. In such event, all other compensation including, without limitation, bonuses, severance and/or stock option grants shall be forfeited and the Company shall have no further obligation to the Executive under the Agreement or under any other agreements or plans.

7.2 Notice Period.  The Company may terminate this Agreement by giving three month’s notice or three (3) month’s salary in lieu of notice unless the Agreement is terminated for Cause. The payments shall commence upon the day following termination and continue for a period of three (3) months in accordance with the Company’s standard payroll practices.  In the event Executive elects to terminate this Agreement and his employment relationship with the Company, Executive shall provide at least three (3) months prior written notice. Such notice shall be directed and provided to the Company’s Chief Executive Officer and Board.

8. Miscellaneous.

8.1 Entire Agreement. The Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements between the parties, written or oral, to the extent they relate in any way to the subject matter hereof. The Intelligroup Standard Executive Terms agreement as executed by the Executive or executed in the future by the Executive, shall be made a part of the Agreement and is attached hereto as Exhibit A. In addition, the Company’s standard Executive Indemnification Agreement shall be made a part of this Agreement and is attached hereto as Exhibit B. In the event of any inconsistencies between the Agreement and its Exhibits A and B, the terms and conditions of this Agreement shall take precedence.

8.2 No Assignment; Assumption. The Agreement is personal to the Executive and shall not be assignable by the Executive. The Agreement shall inure to the benefit of and be binding upon any successor to the business or assets of the company which assumes the Agreement, whether expressly or by operation of law.

8.3 Governing Law. This is a New Jersey contract and shall be construed under and is governed in all respects by the laws of New Jersey, without giving effect to any conflict of laws principles of New Jersey law.

8.4 Amendments. No amendments of any provision of the Agreement shall be valid unless the same shall be in writing and signed by both the Company and the Executive.

8.5 Severability. Any term or provision of the Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.6. Revisions. Revisions to this Agreement may be made from time to time in the discretion of the Board. Adjustments to Executive’s compensation may be made from time to time in the discretion of the Board and shall be documented in accordance with the Company’s standard Human Resources practices and may not result in a revision to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date first above written.

/s/ Alok Bajpai	/s/ Vikram Gulati

Executive	Company

Name:

Title: President and CEO

Exhibit A

Intelligroup Standard Employee Terms (“Agreement”)

Employee Name:_________________________________

In consideration of employment with the Company, and all the benefits conferred by such employment including, without limitation, salary increases or any stock option grants now or in the future by the Company, as well as the future access to confidential information to which I shall be privileged by virtue of entering this Agreement, the receipt and sufficiency of which are acknowledged, I, the above-named Employee, hereby agree with the Company as follows.

1.0.  Definitions.

1.1.  “Company” shall refer to Intelligroup, Inc. and/or its direct or indirect subsidiaries and affiliates.

1.2.  “Confidential Information” shall mean a) proprietary information which the Company possesses, or to which the Company has rights, which has commercial value including without limitation, trade secrets, product ideas, designs, configurations, processes, techniques, formulas, software, improvements, inventions, data,  know-how, copyrightable materials, marketing plans and strategies, sales and financial reports and forecasts, lists of present and prospective customers, lists of present or former employees, and any information relating to research, development, programming, purchasing, accounting, engineering, merchandising and licensing as well as any information developed by in the course of my employment with the Company including information relating to inventions under Section 4 below, as well as any other information to which I may have access in connection with your employment; b) any other information of the Company which is designated as “Confidential” or “Proprietary” or by its nature reasonably should be considered “Confidential”; or c) information of others including, without limitation, the customers, partners or other companies or individuals with which the Company conducts business, which is designated or otherwise would reasonably be designated as the confidential or proprietary information of such companies under their policies, procedures or agreements with the Company and, in the absence of such policies, procedures or agreements, by applying the definition of “Confidential Information” as described above to such information.  I understand that as an employee of Intelligroup it is my duty to understand the nature of Confidential Information and I will request clarification as necessary.

2.     Intelligroup Policies.  I understand that Intelligroup has developed certain employment practices, policies and procedures.   I agree to review and abide by all Intelligroup’s employment practices, policies and procedures set forth in the Intelligroup Employee Handbook or otherwise distributed by Intelligroup’s Human Resources Department.

3.   Confidentiality.  I understand and agree that my employment creates a relationship of confidence and trust between myself and the Company with respect all Confidential Information.  At all times, both during my employment with the Company and after its termination, I will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the advance written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.  The restrictions set forth in this Section 2 will not apply to information which is generally known to the public or in the trade, unless such knowledge results from an unauthorized disclosure by me, but this exception will not affect the application of any other provision of this Agreement to such information in accordance with the terms of such provision.  I likewise agree to immediately report to my supervisor any violation of the Company’s security measures or prohibited disclosure of Confidential Information by any person or organization.  I agree to immediately report to my supervisor the names of any persons or organizations that attempt to obtain Confidential Information from me.

4.     Documents, records, etc.  All documents, records, apparatus, equipment and other physical property, including but not limited to papers, notebooks, manuals, reports, desktops, laptops, printers, mobile phones, remote email assistants, computer files, software, vehicles, tools, keys, entry cards or badges, credit authorizations, user identifications and passwords, whether or not pertaining to Proprietary Information, which are furnished to me by the Company or are produced by me in connection with my employment will be and remain the sole property of the Company.  I will return to the Company all such materials and property as and when requested by the Company.  In any event, I will return all such materials and property immediately upon termination of my employment for any reason.  I will not take with me any such material or property or any copies thereof upon such termination.

5.     Ownership of Inventions.  I agree that any and all writings, inventions, improvements, processes, procedures, and/or techniques, which I make, conceive, discover or develop, in whole or in part, either alone or jointly with others, within the scope of  my employment with the Company  (“Work Product”), shall be the sole property of the Company.  The Company will be the sole owner of all patents, copyrights and other proprietary rights in and with respect to such Work Product.  To the fullest extent permitted by law, such Work Product will be deemed works made for hire.  I hereby transfer and assign to the Company any proprietary rights which I may have or acquire in any such Work Product, and I waive any moral rights or other special rights which I may have or accrue therein.  I agree to execute any documents and take any actions that may be required to effect and confirm such transfer and assignment and waiver.  The provisions of this Section 4 will apply to all Work Products which are conceived or developed during the term of my employment with the Company, whether before or after the date of this Agreement, and whether or not further development or reduction to practice may take place after termination of  my employment, for which purpose it will be presumed that any Work Product conceived by me which are reduced to practice within one year after termination of my employment were conceived during the term of my employment with the Company unless I am able to establish a later conception date by clear and convincing written evidence.  The provisions of this Section 5 will not apply, however, to any Inventions which may be disclosed in a separate Schedule attached to this Agreement prior to its acceptance by the Company, representing Inventions made by me prior to my employment by the Company.

6.     Disclosure of Inventions. I agree promptly to disclose to the Company, or any persons designated by it, in writing, all Work Products which are or may be subject to the provisions of Section 5.

7.     Obtaining and Enforcing Proprietary Rights.  I agree to assist the Company, at the Company’s request from time to time and at the Company’s expense, to obtain and enforce patents, copyrights or other proprietary rights with respect to Work Product in any and all countries.  I will execute all documents reasonably necessary or appropriate for this purpose.  This obligation will survive the termination of my employment, provided that the Company will compensate me at a reasonable rate after such termination for time actually spent by me at the Company’s request on such assistance.  In the event that the Company is unable for any reason whatsoever to secure my signature to any document reasonably necessary or appropriate for any of the foregoing purposes (including renewals, extensions, continuations, divisions or continuations in part), I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agents and attorneys-in-fact to act for me and on my behalf, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by me.

8.     Solicitation of Employees.  I agree that during and for a period of twelve (12) months immediately following the termination of my employment with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or independent contractors to leave their employment or end their business relationship with the Company, or take away such employees or independent contractors, or attempt to solicit, induce, recruit, encourage, or take away any of the Company’s employees or independent contractors, either for myself or for any other person or entity. I agree that if I breach, or propose to breach, any portion of this Section 8, the Company shall be entitled, in addition to all other remedies that it may have, to damages, damages associated with recruiting costs and training costs for replacing Company’s employee.

9.     Competitive Activities.  Unless I have obtained an express written waiver from an authorized officer of the Company, I agree that while I am employed by the Company and for a period of twelve (12) months following the termination of my employment with the Company for any reason, whether with or without cause, I will not, without the Company’s express written consent, directly or indirectly, whether as owner, partner, shareholder, director, officer, consultant, agent, employee, contractor, or otherwise:  (1) solicit or accept similar business from, contract with or otherwise assist any customer, partner or other company with which the Company had a business agreement within the twelve (12) months preceding the solicitation or acceptance of such services (except in the course of your employment with the Company); (2)  cause or seek to have any customer, partner or other company which the Company has a business agreement with to end or otherwise detrimentally alter their business relationship with the Company; or (3) take actions which may be to the material disadvantage of the Company.

I understand that the restrictions set forth in this Section 9 are intended to protect the Company’s legitimate interest in its Proprietary Information and established customer relationships and goodwill, and agree that such restrictions are necessary, reasonable and appropriate for this purpose.

10.     Third-Party Agreements and Rights.  I hereby confirm that I am not bound by the terms of any agreement with any previous employer or other party which restricts in any way my use or disclosure of information or my engagement in any business, except as may be disclosed in a separate Schedule attached to this Agreement prior to its acceptance by the Company.  I have delivered to the Company true and complete copies of any agreements listed on said Schedule.  I represent to the Company that my execution of this Agreement, my employment with the Company and the performance of my proposed duties for the Company will not violate any obligations I may have to any such previous employer or other party.  In my work for the Company, I will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and I will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

11.     Other Employment.  During the term of my employment with the Company, I agree to keep the Company informed of any outside employment rendered by me and that such employment will not adversely affect my employment with the Company.  For a period of one (1) year after the termination of my employment with the Company, I will inform any prospective employer, before accepting such employment, of the terms of this Agreement.

12.     Equitable Remedies.  I agree that it would be difficult to measure any damages caused to the Company which might result from any breach of the terms of this Agreement, and that in any event money damages would be an inadequate remedy for any such breach.  Accordingly, I agree that if I breach, or propose to breach, any portion of this Agreement, the Company shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.  In addition, the party seeking to enforce performance of the terms of this Agreement shall be entitled to all reasonable attorneys fees and third party costs incurred in obtaining enforcement of this Agreement, regardless of whether suit or other legal or equitable is commenced, including attorneys fees and costs incurred through engagement in alternative dispute resolution procedures such as mediation or arbitration fees.

13.     Binding Effect.  This Agreement will be binding upon me and my legal representatives, successors and assigns and will inure to the benefit of the Company, any subsidiary of the Company, and its and their respective successors and assigns.

14.     Enforceability.  If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.  In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

15.     Entire Agreement.  This Agreement constitutes the entire agreement between the Company and myself with respect to the subject matter hereof.  This Agreement may not be amended, modified or waived except by a written instrument duly executed by the person against whom enforcement of such amendment, modification or waiver is sought.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, in any particular case will not prevent any subsequent enforcement of such term or obligation or to be deemed a waiver of any separate or subsequent breach.

16.     Employment at Will: Not a Contract or Fixed Term of Employment.  I understand that this Agreement does not create any obligation on the part of the Company to continue my employment for any fixed term, and that my employment may be terminated by myself or the Company at any time for any reason, except as may be otherwise provided in a written agreement executed by a duly authorized officer of the Company.  In fact, I understand that I am “employed at will” by the Company meaning that either the Company or myself may terminate my employment at any time and for any or no reason.

17.     Notices.  Any notices, requests, demands and other communications provided for by this Agreement will be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to me at the last address which I have filed in writing with the Company or, in the case of any notice to the Company, at its main offices, to the attention of its Chief Executive Officer.

18.     Governing Law.  This is a New Jersey contract and shall be construed under and be governed in all respects by the laws of New Jersey, without giving effect to the conflict of laws principles of New Jersey law.

                    I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS.  I HAVE READ IT CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.

Signature of Employee

Date:

Accepted and Agreed to by Intelligroup, Inc.

By:

Name:

Title:

Date:

SCHEDULE OF PRIOR INVENTIONS AND THIRD PARTY AGREEMENTS (IF ANY)

Accepted by	Accepted by
Intelligroup, Inc.	Employee

By:	By:

Name:	Name:

Title:	Date:

Date:

Exhibit B

INTELLIGROUP, INC.

INDEMNIFICATION AGREEMENT

          This Indemnification Agreement (“Agreement”) is made as of ________ __, 2006, by and between Intelligroup, Inc., a New Jersey corporation (the “Company”), and ___________ (“Indemnitee”).

          WHEREAS, Indemnitee is an officer and/or director of the Company and performs a valuable service in such capacity for the Company;

          WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks and the risks associated with being an officer or director of a publicly held company; and

          WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company as an officer and/or director, the Company wishes to provide for the indemnification and advancing of reasonable expenses to Indemnitee to the maximum extent permitted by law.

          NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

          Construction of Certain Phrases and Terms.

                    For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

                    For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and

if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

                    For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as determined in accordance with Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

                    For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

                    For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

                    For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

                    For purposes of this Agreement, “Claim” shall mean any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

                    For purposes of this Agreement, “Indemnifiable Event” shall mean any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity.

                    For purposes of this Agreement, “Reasonable Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

          Indemnification.

                    Indemnification of Reasonable Expenses.  If Indemnitee becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Reasonable Expenses, including all interest, assessments and other charges paid or payable in connection with or in respect of such Reasonable Expenses.  Such payment of Reasonable Expenses shall be made by the Company as soon as practicable but in any event no later than thirty (30) days after written demand by Indemnitee therefor is presented to the Company, provided that such demand is accompanied by supporting documentation that complies with the Company’s billing guidelines and is sufficient to establish that such Reasonable Expenses were reasonably related to the Indemnifiable Event.

                    Reviewing Party.  Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party (as described in Section 1(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 2(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Reasonable Expenses to Indemnitee pursuant to Section 3(a) (a “Reasonable Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to provide the Company with a suitable written undertaking of the same provided by the Company once a Claim has been submitted and to reimburse the Company if so required) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Reasonable Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Reasonable Expense Advance shall be unsecured and no interest shall be charged thereon.  If there has not been a Change in Control (as defined in Section 1(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section l(c) hereof.  If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding commenced in accordance with the Agreement, including but limited to Sections 15 and 17.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

                    Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Reasonable Expenses and Reasonable Expense Advances under this Agreement or any other agreement or under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws as now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel (as defined in Section 1(c) hereof) selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all reasonable expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                    Mandatory Payment of Reasonable Expenses.  Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (2)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Reasonable Expenses incurred by Indemnitee in connection therewith.

          Reasonable Expenses; Indemnification Procedure.

                    Advancement of Reasonable Expenses.  The Company shall advance all Reasonable Expenses incurred by Indemnitee.  The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than thirty (30) days after written demand by Indemnitee therefor to the Company, provided that such demand is accompanied by supporting documentation that complies with the Company’s billing guidelines and is sufficient to establish that such Reasonable Expenses were reasonably related to the Indemnifiable Event.

                    Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

                    No Presumptions; Burden of Proof.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.  In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

                    Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 3(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in such policy or policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.  The Indemnitee shall take all reasonable action to comply with or assist the Company in complying with the terms and conditions of such policies and shall cooperate with any reasonable requests made by the insurers.

                    Assumption of Defense; Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Reasonable Expenses of any action, suit, proceeding, inquiry or investigation, the Company shall be entitled to assume the defense of such action, suit, proceeding, inquiry or investigation and to engage counsel to represent Indemnitee subject to

Indemnitee’s approval of such counsel (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit, proceeding, inquiry or investigation unless Indemnitee promptly and reasonably objected to the retention of such counsel and the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; provided that Indemnitee shall have the right to employ Indemnitee’s counsel in any such action, suit, proceeding, inquiry or investigation at Indemnitee’s own expense.  In the event that the Company assumes the defense and does not continue to retain counsel to defend such action, suit, proceeding, inquiry or investigation, then the reasonable fees and expenses of Indemnitee’s counsel shall be paid by the Company, but the Company shall not be obligated to pay any additional fees and expenses incurred by Indemnitee’s counsel following the Company’s assumption of the defense.

          Additional Indemnification Rights; Nonexclusivity.

                    Scope.  The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws or by statute so long as this Agreement does not conflict with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws or applicable law.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a New Jersey corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change to the extent that it does not conflict with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws.  In the event of any change in any applicable law, statute or rule which narrows the right of a New Jersey corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

                    Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Amended and Restated Certificate of Incorporation, its Amended and Restated By-laws, any agreement, any vote of shareholders or disinterested directors, the New Jersey Business Corporation Act, or otherwise to the extent it does not conflict with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated By-laws and applicable law.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

          No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any action, suit, proceeding, inquiry or investigation made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Amended and Restated Certificate of Incorporation, By-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

          Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Reasonable Expenses in the investigation, defense, appeal or settlement of any civil or criminal action, suit, proceeding, inquiry or investigation, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Reasonable Expenses to which Indemnitee is entitled provided that any such demand is accompanied by supporting documentation that complies with the Company’s billing guidelines and is sufficient to establish that such Reasonable Expenses were reasonably related to the Indemnifiable Event..

          Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, agents or fiduciaries under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

          Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.  The Company and Indemnitee acknowledge and agree that it is the parties’ interest to maximize the coverage available under the applicable liability insurance.  The Indemnitee shall take all reasonable action to comply with or assist the Company in complying with the terms and conditions of such policies and shall cooperate with any reasonable requests made by the insurers.

          Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                    Excluded Action or Omissions.  To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law;

                    Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the

Board of Directors has approved the initiation or bringing of such suit, or (iii) as otherwise required under Section 14A:3-5 of the New Jersey Business Corporation Act, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance reasonable expense payment or insurance recovery, as the case may be;

                    Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous;

                    Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; or

                    Extra Contractual Claims.  To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any claims that are not directly related to the enforcement of this Agreement, including but limited to claims for bad faith, fraud and extra contractual (including punitive) damages.

          Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

          Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or of any other enterprise at the Company’s request.

          13.      Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Reasonable Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Reasonable Expenses with respect to such action, unless as a part of such action the court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Reasonable Expenses incurred by Indemnitee in defense of such action (including reasonable costs and expenses incurred with respect to Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Reasonable Expenses with respect to such action provided that such demand is accompanied by supporting documentation that complies with the Company’s billing guidelines and is sufficient to establish that such Reasonable Expenses were reasonably related to the Indemnifiable Event, unless as a part of such action the court having jurisdiction over such action determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

          14.     Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

          15.     Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of New Jersey for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Superior Court of the State of New Jersey in and for Middlesex County, which shall be the exclusive and only proper forum for adjudicating such a claim.

          16.     Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          17.     Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of New Jersey, as applied to contracts between New Jersey residents, entered into and to be performed entirely within the State of New Jersey, without regard to the conflict of laws principles thereof.

          18.     Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

          19.     Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          20.     Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

          21.     No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INTELLIGROUP, INC.

By:	/s/ Vikram Gulati

Name:
Title:
Address:	499 Thornall Street
Edison, New Jersey 08837 USA

AGREED TO AND ACCEPTED:

INDEMNITEE:

/s/ Alok Bajpai

(signature)

Alok Bajpai

(name of Indemnitee)